UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Minnesota Drive Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 830-3300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously announced, Visant Corporation (“Registrant” or “Visant”) entered into a definitive purchase agreement (the “Purchase Agreement”) with ALJ Regional Holdings, Inc. (“ALJ”) dated July 11, 2015, for the sale by Visant of Phoenix Color Corp. and its subsidiaries, which comprised Visant’s Publishing and Packaging services segment (the “Transaction”). On August 14, 2015, Visant completed the Transaction, and received approximately $90 million in cash proceeds, less costs and certain post-closing adjustments. Visant anticipates using the net proceeds of the Transaction to repay certain indebtedness.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information related to the Transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c)	Not applicable

(d)	Exhibits

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: August 19, 2015
/s/ James S. Simpson
James S. Simpson
Senior Vice President, Chief Financial Officer

Exhibit No.	Exhibit

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information